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                                                                    EXHIBIT 99.1


                             STOCK PURCHASE OPTION
                             ---------------------
                           OF CARDINAL BANCORP, INC.
                           -------------------------


     This certifies that James B. Bexley, Jackson E. Bussard, Donald W. DeArment, Darrell Dodson, Ray E. Koontz, Clyde R. Morris, Robert E. Ritchey, James C. Vreeland, and William B. Zimmerman (individually referred to as "Optionholder") are each entitled to purchase one thousand (1,000) shares of voting common stock of the Corporation, par value $.50 per share (the "Common Stock"), at any time or times until midnight April 12, 2003, and at an exercise price of $28.25 per share of Common Stock.

     The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock such number of shares of Common Stock (or other stock substituted therefore as hereinafter provided) as from time to time shall be necessary and sufficient for the exercise of this and all other options or warrants of like tenor then outstanding. The issuance of these Options shall be subject to the following terms and conditions:

     1.   Grant of Options.  The Corporation hereby grants to each Optionholder
          ----------------
the option and right to purchase from the Corporation up to a total of one thousand (1,000) shares of the Common Stock of the Corporation, under the terms and conditions herein set forth. These Options shall expire and be void on the first day after April 12, 2003.

     2.   Exercise.  Each Option may be exercised as to the entire number of
          --------
shares granted hereby to each Optionholder or in part from time to time within the period above specified, upon presentation to the Corporation notice in writing of the Optionholder's intent to exercise, the number of shares being purchased, accompanied by payment to the Corporation of the price hereinabove set forth for the shares so purchased.

     3.   Protection Against Dilution.  The aggregate number of shares of stock
          ---------------------------
subject to purchase through the exercise of each Option and the purchase price per share of stock hereunder shall be adjusted proportionately for and on account of any increase and decrease in the number of issued shares of common Stock after the date of this Option resulting from (a) a split, division or consolidation of, or any other capital adjustment with respect to shares of Common Stock, (b) the payment of any stock dividend with respect to shares of Common Stock, or (c) any other increase or decrease in shares of Common Stock effected without the receipt of consideration by the Corporation.

     4.   Nontransferable.  These Options shall not be transferable other than
          ---------------
by will or by the laws of descent and distribution and during the Optionholder's lifetime shall be exercisable only by him.


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     5.   Exemption from Registration.  The shares of Common Stock issued
          ---------------------------
pursuant to these Option are not required to be registered under the Securities Act of 1933, as amended, or under the Pennsylvania Securities Act of 1972, as
             -- -------                                                    --
amended.  Each Optionholder recognizes and agrees that the shares of Common
-------
Stock issued pursuant to these Options are to be acquired and held for investment purposes and not with a view to resale or distribution and agrees not to sell or transfer such shares of Common Stock for a period of twelve (12) months after the date of receipt of such shares of Common Stock and that such shares of Common Stock may then be transferred only in accordance with Rule 144 promulgated under the Securities Act of 1933 or another exemption from registration contained thereunder.

     6.   Compliance with Section 16.  The shares of Common Stock issued
          --------------------------
pursuant to these Options are not and will not be awarded pursuant to an exemption from Section 16 of the Securities Exchange Act of 1934. The receipt of shares of Common Stock of the Corporation by the Optionholders pursuant to these Options are subject to the Section 16 reporting obligations and the short-swing profit liability of the Optionholders.

     7.   Legend Shares.  A legend in the following form will be placed on the
          -------------
face of share certificates issued pursuant to the exercise of these Options:

          These securities have not been registered under the Securities Act of 1933, as amended, or under the Pennsylvania Securities Act of 1972, as
                -- -------                                                    --
          amended.  The holder of the shares of Common Stock as specified on
          -------
          this Stock Certificate recognizes and agrees that such stock was received and is held for investment purposes and not with a view to resale or distribution and agrees not to sell or transfer such stock for a period of (12) months after the date of receipt of such stock and that such stock may then be transferred only in accordance with Rule 144 promulgated under the Securities Act of 1933 or another exemption from registration contained thereunder.

     8.   Miscellaneous.  This Agreement shall be governed by and construed in
          -------------
accordance with laws of the Commonwealth of Pennsylvania, and shall be binding upon and inure to the benefit of the named parties hereto. This Agreement represents the entire understanding between the parties hereto as the Corporation's grant of Options to the Optionholders to purchase certain shares of its Common Stock, and nothing herein contained shall be varied, amended, or modified except by a written document signed by all of the parties hereto after the date hereof. The captions of the paragraphs herein contained have been inserted for convenience only, and shall not affect the meaning or construction of any of the provisions hereof. Where used n this Agreement, unless the context otherwise clearly requires: the plural shall include the singular, and vice-versa; and the words "hereunder," "herein," "hereof" and other similar compounds of the work "here" shall mean and refer to this entire Agreement and not to any particular provision or paragraph hereof.

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     IN WITNESS WHEREOF, the Corporation, intending to be legally bound hereby, has caused these Options to be executed by the signatures of its duly authorized officers and the Corporation's seal hereunto affixed, effective 13th day of April, 1993.

ATTEST:                             CARDINAL BANCORP, INC.
(Corporation Seal)

/s/ William B Zimmerman             /s/ Clyde R. Morris
----------------------------        ----------------------------------
William B. Zimmerman                Clyde R. Morris
Secretary                           Chairman of the Board of Directors

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THE TERMS AND CONDITIONS OF THAT CERTAIN STOCK PURCHASE OPTION DATED APRIL 13,
1993 ARE ACKNOWLEDGED AND ACCEPTED:

                                          /s/ Clyde R. Morris
                                          --------------------------
                                          Clyde R. Morris

                                          /s/ James B. Bexley
                                          --------------------------
                                          James B. Bexley

                                          /s/ Donald W. DeArment
                                          --------------------------
                                          Donald W. DeArment

                                          /s/ Darrell Dodson
                                          --------------------------
                                          Darrell Dodson

                                          /s/ Jackson E. Bussard
                                          --------------------------
                                          Jackson E. Bussard

                                          /s/ Ray E. Koontz
                                          --------------------------
                                          Ray E. Koontz

                                          /s/ Robert E. Ritchey
                                          --------------------------
                                          Robert E. Ritchey

                                          /s/ James C. Vreeland
                                          --------------------------
                                          James C. Vreeland

                                          /s/ William B. Zimmerman
                                          --------------------------
                                          William B. Zimmerman


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